UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2010

 Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1802 N. Carson Street, Suite 108-3599
Carson City, NV 89701

(Address of principal executive offices)

775-721-0542

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 26 2010, Mr. George   Dory was appointed  as sole director, President,  Secretary and Treasurer of Tuffnell Ltd. (the “Company”).

Michael LePage and Kyle Beddome have resigned as directors and from their positions as officers of the Company.

Mr. Dory has also purchased for nominal consideration the control block of the common stock formerly held by Mr. Beddome.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tuffnell Ltd

Date: March 3, 2010	By:	/s/ George Dory
George Dory, President